UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, 12th Floor,
Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Caesars Entertainment, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, Caesars Entertainment, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation amended the Company’s certificate of incorporation, which was filed with the State of Delaware on July 20, 2020 (the “Certificate of Incorporation”).

The Amended and Restated Certificate of Incorporation amends the Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. Prior to the adoption of the Amended and Restated Certificate of Incorporation, the Certificate of Incorporation only provided for the exculpation of directors and not officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 13, 2023. Present at the Annual Meeting, either in person or by proxy, were holders of 196,086,372 shares of the Company’s common stock, constituting a quorum of the Company’s outstanding shares. At the Annual Meeting, the Company’s shareholders considered six proposals. Each of the proposals is discussed briefly below and is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”).

Proposal 1: Election of Directors

The shareholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld
Gary L. Carano	181,857,488	3,266,790
Bonnie S. Biumi	184,049,419	1,074,859
Jan Jones Blackhurst	183,701,272	1,423,006
Frank J. Fahrenkopf	140,431,989	44,692,289
Don R. Kornstein	155,898,165	29,226,113
Courtney R. Mather	181,340,179	3,784,099
Michael E. Pegram	181,290,014	3,834,264
Thomas R. Reeg	183,915,770	1,208,508
David P. Tomick	163,283,785	21,840,493

Broker non-votes: 10,962,094 for each of Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg and David P. Tomick

Each of the foregoing directors was elected by a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
144,468,851	40,537,088	118,339

Broker non-votes: 10,962,094

The foregoing Proposal 2 was approved.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain
195,911,270	78,298	96,804

The foregoing Proposal 3 was approved.

Proposal 4: Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and the Amendment and Restatement of the Company’s Certificate of Incorporation to Reflect Such Amendment

The shareholders approved the proposal to amend the Company’s certificate of incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s certificate of incorporation to reflect such amendment. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
174,517,174	9,785,883	821,221

Broker non-votes: 10,962,094

The foregoing Proposal 4 was approved.

Proposal 5: Consideration of a Shareholder Proposal Regarding the Company’s Political Disclosures

The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
75,292,623	104,060,715	5,770,940

Broker non-votes: 10,962,094

The foregoing Proposal 5 was not approved.

Proposal 6: Consideration of a Shareholder Proposal Regarding the Company’s Board Matrix

The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain
34,863,330	148,898,990	1,361,958

Broker non-votes: 10,962,094

The foregoing Proposal 6 was not approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund Quatmann, Jr.
	Name:	Edmund Quatmann, Jr.
	Title:	Chief Legal Officer, Executive Vice President and Secretary